SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2014

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 19, 2014, OMNOVA Solutions held its 2014 Annual Meeting of Shareholders. At this meeting the shareholders considered and voted upon the following matters:

1.	Election of the following individuals to serve as directors for a term of three years, expiring at the 2017 Annual Meeting of Shareholders: Michael J. Merriman and William R. Seelbach;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2014; and

3.	An advisory vote to approve the compensation of the Company’s executive officers.

Voting results on these matters were as follows:

1.	Election of Directors

Name of Nominee	For	Withhold	Broker Non-Vote
Michael J. Merriman	36,983,458	4,014,843	3,270,727
William R. Seelbach	37,208,948	3,789,353	3,270,727

2.	Ratification of Auditors

For	Against	Abstain	Broker Non-Vote
41,432,219	2,819,349	19,184	—

3.	Advisory Vote to Approve
Executive Compensation

For	Against	Abstain	Broker Non-Vote
29,434,823	8,729,742	2,835,460	3,270,727

Accordingly, the individuals nominated for election as directors, each of whom currently serves as a director of the Company, were re-elected for a three year term expiring in 2017 and the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was ratified by the Company’s shareholders. As stated in the Company’s 2014 Proxy Statement, the Board of Directors considers the affirmative vote of a majority of the votes cast on this proposal as approval of the compensation of the Company’s executive officers.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Vice President, Assistant General Counsel
& Secretary

Date: March 20, 2014